Exhibit 99

From: Rick James (media)
           414-221-4444

          Colleen F. Henderson, CFA (analysts)
          414-221-2592
          colleen.henderson@wisconsinenergy.com

          Oct. 29, 2008

Wisconsin Energy posts third quarter and nine-month results

MILWAUKEE - Wisconsin Energy (NYSE:WEC) today reported net income from continuing operations of $77 million or 65 cents a share for the third quarter of 2008. This compares with net income from continuing operations of $83 million or 70 cents a share in the third quarter last year.

For the first nine months of 2008, net income from continuing operations reached $259 million or $2.19 a share. On a comparable basis, earnings for the first nine months last year were $242 million or $2.04 a share.

Total sales of electricity declined by nearly 3.8 percent in this year's third quarter - the result of cool summer weather and minimal demand for air conditioning.

Residential use of electricity fell by 5 percent in this year's third quarter. Usage by residential customers fell 2.2 percent in the first nine months of 2008.

Consumption of electricity by small commercial and industrial customers fell by 1.4 percent and 1 percent, respectively, in the third quarter and first nine months of 2008.

Electricity use by large commercial and industrial customers fell by 3.5 percent in the third quarter and 1 percent compared to the first nine months of 2007.

Third quarter 2008 revenues from continuing operations were $852 million. In the corresponding period last year, revenues from continuing operations were $882 million.

"We posted solid financial results in the first nine months of this year," said Gale Klappa, Wisconsin Energy's chairman, president and chief executive officer. "And our focus remains on delivering world-class reliability for our customers at prices that are below the national average."

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call
A conference call is scheduled for 1 p.m. Central time on Wednesday, October 29, 2008. The presentation will review 2008 third quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 877-795-3610 up to 15 minutes before the call begins. International callers may dial 719-325-4834. The confirmation code is 1178834. Access also may be gained through the company's Web site (www.wisconsinenergy.com). Click on the icon for the "Third Quarter 2008 Earnings Release and Conference Call" and select "webcast audio." In conjunction with this earnings announcement, Wisconsin Energy will post on its Web site a package of detailed financial information on its third quarter performance. The materials will be available at 7:30 a.m. Central time on October 29. An archive of the presentation will be available on the Web site after the call. A replay of the audio portion of the presentation will be available approximately two hours following the conclusion of the presentation and accessible through Nov. 5, 2008. Domestic callers should dial 888-203-1112. International callers should dial 719-457-0820. The replay confirmation code is 1178834.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include renewable energy technology and real estate development.

Wisconsin Energy Corporation (www.wisconsinenergy.com) has more than $11 billion of assets, approximately 5,000 employees and more than 50,000 stockholders of record.

 WISCONSIN ENERGY CORPORATION
WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30

	2008	2007	2008	2007

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$852.5	$881.5	$3,230.4	$3,089.1

Operating Expenses
Fuel and purchased power	344.1	254.3	980.4	716.1
Cost of gas sold	95.9	78.0	841.8	710.4
Other operation and maintenance	320.1	284.3	1,023.2	891.5
Depreciation, decommissioning
and amortization	84.1	85.6	242.3	250.9
Property and revenue taxes	26.7	26.2	81.0	77.5

Total Operating Expenses	870.9	728.4	3,168.7	2,646.4

Amortization of Gain	157.4	-	403.4	-

Operating Income	139.0	153.1	465.1	442.7

Equity in Earnings of Transmission Affiliate	14.4	10.9	38.0	32.1
Other Income, net	7.1	14.8	25.6	47.8
Interest Expense, net	38.8	42.5	113.4	127.2

Income from Continuing
Operations Before Income Taxes	121.7	136.3	415.3	395.4

Income Taxes	44.7	53.2	156.8	153.5

Income from Continuing Operations	77.0	83.1	258.5	241.9

Income (Loss) from Discontinued
Operations, Net of Tax	0.5	(0.2)	0.2	(0.6)

Net Income	$77.5	$82.9	$258.7	$241.3

Earnings Per Share (Basic)
Continuing operations	$0.66	$0.71	$2.21	$2.07
Discontinued operations	-	-	-	(0.01)

Total Earnings Per Share (Basic)	$0.66	$0.71	$2.21	$2.06

Earnings Per Share (Diluted)
Continuing operations	$0.65	$0.70	$2.19	$2.04
Discontinued operations	-	-	-	-

Total Earnings Per Share (Diluted)	$0.65	$0.70	$2.19	$2.04

Weighted Average Common
Shares Outstanding (Millions)
Basic	116.9	116.9	116.9	116.9
Diluted	118.2	118.2	118.2	118.5

Dividends Per Share of Common Stock	$0.27	$0.25	$0.81	$0.75

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited)
	September 30, 2008	December 31, 2007

	(Millions of Dollars)
Assets

Net Property, Plant and Equipment	$8,333.7	$7,681.2

Investments
Restricted cash	215.4	323.5
Equity investment in transmission affiliate	266.1	238.5
Other	36.9	42.7

Total Investments	518.4	604.7

Current Assets
Cash and cash equivalents	23.3	27.4
Restricted cash	235.5	408.1
Accounts receivable	334.3	361.8
Accrued revenues	154.9	312.2
Materials, supplies and inventories	359.5	361.3
Regulatory assets	82.5	164.7
Prepayments and Other	195.8	214.2

Total Current Assets	1,385.8	1,849.7

Deferred Charges and Other Assets
Regulatory assets	919.9	961.6
Goodwill	441.9	441.9
Other	204.0	181.2

Total Deferred Charges and Other Assets	1,565.8	1,584.7

Total Assets	$11,803.7	$11,720.3

Capitalization and Liabilities

Capitalization
Common equity	$3,265.3	$3,099.2
Preferred stock of subsidiary	30.4	30.4
Long-term debt	3,271.1	3,172.5

Total Capitalization	6,566.8	6,302.1

Current Liabilities
Long-term debt due currently	381.3	352.8
Short-term debt	914.2	900.7
Accounts payable	330.9	478.3
Regulatory liabilities	338.2	563.1
Other	295.0	207.9

Total Current Liabilities	2,259.6	2,502.8

Deferred Credits and Other Liabilities
Regulatory liabilities	1,157.2	1,314.3
Deferred income taxes - long-term	684.5	551.7
Deferred revenue, net	495.0	347.7
Pension and other benefit obligations	275.1	310.1
Other	365.5	391.6

Total Deferred Credits and Other Liabilities	2,977.3	2,915.4

Total Capitalization and Liabilities	$11,803.7	$11,720.3

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30

	2008	2007

	(Millions of Dollars)
Operating Activities
Net income	$258.7	$241.3
Reconciliation to cash
Depreciation, decommissioning and amortization	250.1	258.2
Amortization of Gain	(403.4)	-
Deferred income taxes and investment tax credits, net	155.4	(22.9)
Working capital and other	382.7	156.1

Cash Provided by Operating Activities	643.5	632.7

Investing Activities
Capital expenditures	(889.4)	(842.2)
Change in restricted cash	280.7	-
Proceeds from asset sales	13.8	540.9
Other investing activities	(87.3)	(85.1)

Cash Used in Investing Activities	(682.2)	(386.4)

Financing Activities
Common stock issued (repurchased), net	(9.9)	(25.1)
Dividends paid on common stock	(94.7)	(87.7)
Change in debt, net	140.3	330.0
Other financing activities, net	(1.1)	(0.5)

Cash Provided by Financing Activities	34.6	216.7

Change in Cash	(4.1)	463.0

Cash at Beginning of Period	27.4	37.0

Cash at End of Period	$23.3	$500.0